UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2026

GEOSPACE TECHNOLOGIES CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Texas	001-13601	76-0447780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Pinemont, Houston, Texas		77040
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 986-4444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GEOS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders ("Annual Meeting") of Geospace Technologies Corporation (the "Company") was held on February 5, 2026. At the Annual Meeting, the stockholders voted on the following four proposals and cast their votes as follows:

Proposal 1:
Thomas L. Davis, Ph.D., Richard F. Miles and Walter R. Wheeler were elected as directors to serve for a three-year term expiring in 2029 or until their successors are duly elected and qualified. The voting details are as follows:

	For	Against	Abstain	Non Votes

Thomas L. Davis, Ph.D.	5,063,822	212,935	151,068	3,690,889

Richard F. Miles	5,084,997	191,758	151,070	3,690,889

Walter R. Wheeler	5,334,283	72,424	21,118	3,690,889

Proposal 2:
Proposal 2 was a proposal to ratify the appointment by the audit committee of the board of directors of RSM US LLP, independent public accountants, as the Company’s auditors for the fiscal year ending September 30, 2026. This proposal was approved and the voting details are as follows:

For	Against	Abstain

9,019,602	59,463	39,649

Proposal 3:
Proposal 3 was a proposal to hold an advisory vote on the compensation of the Company’s named executive officers, as described in the proxy materials. This proposal was approved and the voting details are as follows:

For	Against	Abstain	Non Votes

5,237,149	88,985	101,691	3,690,889

Exhibit 104 Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPACE TECHNOLOGIES CORPORATION

Date: February 5, 2026
By: /s/ Robert L. Curda
Robert L. Curda
Executive Vice President, Chief Financial Officer & Secretary